Exhibit 20

          PUBLIC NOTICE
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          FEDERAL COMMUNICATIONS COMMISSION
          1919 M STREET N.W.
          WASHINGTON D.C. 20554
          ----------------------------------------------------------------------
          News media information 202-418-0550
          Fax-On-Demand 202-418-2830; Internet: http://www.fcc.gov (or     91041
          ftp.fcc.gov)

Report No. TEL-00040S                                 Wednesday December 9, 1998

              STREAMLINED INTERNATIONAL SECTION 214, CABLE LANDING
                          LICENSE AND SECTION 310(B)(4)
        APPLICATIONS ACCEPTED FOR FILING (Formal Section 63.18 and 1.767)

                 APPLICATIONS SUBJECT TO STREAMLINED PROCESSING

The applications listed below have been found, upon initial review, to be acceptable for filing and subject to the streamlined processing procedures set forth in Section 63.12 of the Commission's Rules, 47 C.F.R. Section 63.12. These applications are for authority (1) under Section 214 of the Communications Act:
(a) to transfer control of or assign the authorization of a carrier; (b) to be a facilities-based carrier; and/or (c) to resell the switched services of other common carriers to provide international switched telecommunications services between the United States and international points; and/or (d) to resell the private line services of other common carriers to provide: (i) non-interconnected international private line services between the United States and international points, and/or (ii) switched services to a country for which the Commission has authorized the provision of switched services over private lines; or (2) under Section 310(b)(4) of the Communications Act, to exceed the 25 percent foreign ownership benchmark.

Pursuant to Section 63.12 of the rules, the applications listed above will be granted 35 days after the date of this public notice [see Section 1.4 (b) (4)], and the applicant may commence operations on the 36th day, unless the application is formally opposed within the meaning of Section 63.12 (c)(4) or the Commission has informed the applicant in writing, within 28 days of the date of this public notice, that the application, on further examination, has been deemed ineligible for streamlined processing. In these instances, the application will be acted upon only by formal written order of the Commission, and operation may not commence except in accordance with such order.

Unless otherwise specified, interested parties may file comments with respect to these applications within 21 days of the date of this public notice. It is requested that such comments refer to the application file number shown above. Copies of the applications are available for public inspection in Room 102, 2000 M St., N.W. All applications listed are subject to further consideration and review, and may be returned and/or dismissed if not found to be in accordance with the Commission's Rules, Regulations, and other requirements.

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ITC-214-19981005-00741          AUNET CORPORATION

International Telecommunications Certificate

Global or Limited Global Facilities-Based AND Resale Service

Application for authority to operate as a facilities-based carier in accordance with the provisions of Section 63.18(e)(1) of the rules and also to provide service in accordance with the provisions of section 63.18(e)(2) of the rules.
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ITC-214-19981104-00763         TRICOM INTERNATIONAL INC.

International Telecommunications Certificate

Global or Limited Global Facilities-Based AND Resale Service

Application for authority to operate as a facilities-based carrier in accordance with the provisions of Section 63.18(e)(1) of the rules and also to provide service in accordance with the provisions of Section 63.18(e)(2) of the rules.

Pursuant to Section 63.12(c)(4) of the Commission's Rules, the application of Tricom international, Inc. (ITC-214-19981104-00763) has been re-classified as non-streamlined processing and will be acted on by formal written order. This application appeared on Public Notice Report No. TEL-00029S for Streamline process, released November 13, 1998.
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ITC-214-19981106-00824         QUANTREX COMMUNICATIONS, INC.

International Telecommunications Certificate

Global or Limited Global Facilities-Based AND Resale Service

Other Companies:

Application for authority to operate as a facilities-based carrier in accordance with the provisions of Section 63.18(e)(1) of the rules and also to provide service in accordance with the provisions of Section 63.18(e)(2) of the rules.
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ITC-214-19981124-00825         COMCELL, INC.

International Telecommunications Certificate

Global or Limited Global Resale Service

Application for authority to provide service in accordance with the provisions of Section 63.18(e)(2) of the rules.
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ITC-214-19981124-00826         QUEST NET CORP.

International Telecommunications Certificate

Global or Limited Global Resale Service

Application for authority to provide service in accordance with the provisions of Section 63.18(e)(2) of the rules.
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ITC-214-19981125-00827         SANTA ROSA COMMUNICATIONS, INC.

International Telecommunications Certificate

Global or Limited Global Resale Service

Application for authority to provide service in accordance with the provisions of Section 63.18(e)(2) of the rules.
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ITC-214-19981127-00828         GRAPHTEL, INC.

International Telecommunications Certificate

Global or Limited Global Facilities-Based AND Resale Service

Application for authority to operate as a facilities-based carrier in accordance with the provisions of Section 63.18(e)(1) of the rules and also to provide service in accordance with the provisions of Sectio 63.18(e)(2) of the rules.
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ITC-214-19981127-00829         SINGLE SOURCE, INC.

International Telecommunications Certificate

Global or Limited Global Resale Service

Application for authority to provide service in accordance with the provisons of
Section 63.18(e)(2) of the rules.
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ITC-214-19981130-00830         BELGACOM, INC.

International Telecommunications Certificate

Global or Limited Global Facilities-Based AND Resale Service

Application for authority to operate as a facilities-based carrier in accordance with the provisions of Section 63.18(e)(1) of the rules and also to provide service in accordance with the provisions of Section 63.18(e)(2) of the rules to its affiliated markets under Section 63.18(e)(6) of the rules to the United Kingdom, Germany, France, The Netherlands, and Belgium. Applicant certifies that it will comply with the dominant carrier regulations adopted in the Foreign Participation Order on the U.S.-Belgium route.
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ITC-214-19981130-00831         MARTEL COMMUNICATION, INC.

International Telecommunications Certificate

Global or Limited Global Facilities-Based AND Resale Service

Application for authority to operate as a facilities-based carrier in accordance with the provisions of Section 63.18(e)(1) of the rules and also to provide service in accordance with the provisions of Section 63.18(e)(2) of the rules.
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ITC-214-19981201-00832         BLEDA NETCOM, INC. (d/b/a ATA NETWORKS, INC.)

International Telecommunications Certificate

Global or Limited Global Resale Service

Applicant for authority to provide service in accordance with the provisions of
Section 63.18(e)(2) of the rules.
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REMINDER:

Applicants must certify that neither the applicant nor any party to the application is subject to a denial of federal benefits by Federal and/or state courts under authority granted in 21 U.S.C.

The Commission recently amended its Part 63 rules in IB Docket No. 97-142, Rules and Policies on Foreign Participation in the U.S. Telecommunications Market, FCC 97-398, rel. Nov. 26, 1997, 62 Fed. Reg. 64,741 (Dec. 9, 1997); 63 Fed. Reg.
5743 (Feb. 4, 1998) (Foreign Participation Order). Applicants are advised to review the new rules, which became effective February 9, 1998. These rules are contained in Appendix C to the Commission's order and published in the Federal Register. The rules adopted in the Foreign Participation Order amended many of the rules adopted in Streamlining the International Section 214 Authorization Process and Tariff Requirements, 11 FCC Red

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